                           SCHEDULE 14A INFORMATION


         Preliminary Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:


[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14-6(e)(2))

                                Spyglass, Inc.
     ...................................................................
               (Name of Registrant as Specified in Its Charter

     ...................................................................
                  (Name of Person(s) Filing Proxy Statement
                        if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[X] No Fee Required

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

       ........................................................

    2) Aggregate number of securities to which transaction applies:

       ........................................................

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       ........................................................

    4) Proposed maximum aggregate value of transaction:

       ........................................................

    5) Total fee paid:

       ........................................................



[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the pervious filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:.................................................

2) Form, Schedule or Registration Statement No.:...............................

3) Filing Party:........................................................

4) Date Filed:........................................................

                                 SPYGLASS, INC.

                          Naperville Corporate Center
                              1240 East Diehl Road
                           Naperville, Illinois 60563

              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                         ON TUESDAY, FEBRUARY 10, 1998

To the Stockholders of Spyglass, Inc.

     The Annual Meeting of Stockholders of Spyglass, Inc. (the "Company") will be held at the Holiday Inn, 1801 Naper Boulevard, Naperville, Illinois 60563, on Tuesday, February 10, 1998 at 10:00 a.m., local time, to consider and act upon the following matters:

     1.    To elect one Class III director to serve for a three-year term.

     2. To approve (i) an Amendment to the Company's 1995 Stock Incentive Plan (the "1995 Plan") increasing the number of shares issuable under the 1995 Plan from 2,550,000 to 3,300,000 and (ii) the continuance of the 1995 Plan as amended.

     3. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the current fiscal year.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on December 19, 1997 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                            By Order of the Board of Directors

                                            THOMAS S. LEWICKI, Secretary

Naperville, Illinois
December 23, 1997

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                                 SPYGLASS, INC.

                          Naperville Corporate Center
                              1240 East Diehl Road
                           Naperville, Illinois 60563

                                PROXY STATEMENT

          FOR THE ANNUAL MEETING OF STOCKHOLDERS ON FEBRUARY 10, 1998

                                  INTRODUCTION

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Spyglass, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on February 10, 1998, and at any adjournment of that meeting. All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

     The Company's Annual Report for the fiscal year ended September 30, 1997 ("Fiscal 1997") was mailed to stockholders, along with these proxy materials, on or about December 23, 1997.

QUORUM REQUIREMENT

     At the close of business on December 19, 1997, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 13,030,458 shares of Common Stock of the Company, constituting all of the outstanding voting stock of the Company. Holders of Common Stock are entitled to one vote per share.

     The holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or otherwise do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

VOTES REQUIRED

     The affirmative vote of the holders of shares of Common Stock representing a plurality of the votes cast by the holders of Common Stock is required for the election of the director. The affirmative vote of the holders of shares of Common Stock representing a majority of the votes cast is required for the approval of the proposed amendment to, and the continuance of, the Company's 1995 Stock Incentive Plan and the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the current fiscal year.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by a broker or nominee who indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will not be voted in favor of such matter, and also will not be counted as votes cast on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast on that matter (such as the election of the Class III director, the approval of the proposed amendment to, and continuance of, the Company's 1995 Stock Incentive Plan and the ratification of the selection of independent auditors).

BENEFICIAL OWNERSHIP OF VOTING STOCK

     The following table sets forth the beneficial ownership of the Company's Common Stock as of November 1, 1997 (i) by each director, (ii) by each of the executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation" below (the "Named Executives"), and (iii) by all current directors and executive officers as a group. No person is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock.

                                                                                        PERCENTAGE OF
                                                                NUMBER OF SHARES         OUTSTANDING
                     BENEFICIAL OWNER                         BENEFICIALLY OWNED(1)    COMMON STOCK(2)
                     ----------------                         ---------------------    ---------------
DIRECTORS
Douglas P. Colbeth(3).....................................            366,426                2.9%
Brian J. Jackman..........................................              1,000                  *
Tim K. Krauskopf..........................................            447,000                3.6%
Ray A. Rothrock(4)........................................             29,161                  *
Steven R. Vana-Paxhia(5)..................................             16,300                  *
NAMED EXECUTIVES
Richard M. Houle(6).......................................             22,400                  *
Randall T. Littleson(7)...................................             11,680                  *
Michael F. Tyrrell(8).....................................             92,790                  *
Gary L. Vilchick(9).......................................             31,680                  *
All directors and executive officers as a group (11
  persons)(10)............................................          1,097,016                8.5%

-------------------------
  *  Less than 1%
 (1) Each stockholder possesses sole voting and investment power with respect to the shares listed, except as otherwise indicated. In accordance with the rules of the Securities and Exchange Commission, each stockholder is deemed to beneficially own any shares subject to stock options which are currently exercisable or which become exercisable within 60 days after November 1, 1997, and any reference in these footnotes to shares subject to stock options held by the person or entity in question refers only to such stock options. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.
 (2) Number of shares deemed outstanding includes 12,370,071 shares outstanding as of November 1, 1997 and any shares subject to stock options held by the person or entity in question.
 (3) Includes 265,600 shares issuable upon the exercise of outstanding options. Also includes 98,044 shares held by the Douglas P. Colbeth Trust.
 (4) Includes 16,300 shares issuable upon the exercise of outstanding options. Excludes 69 shares owned by Venrock Associates and 21 shares owned by Venrock Associates II, L.P., as to which shares Mr. Rothrock disclaims beneficial ownership. Mr. Rothrock is a General Partner of both Venrock Associates and Venrock Associates II, L.P.
 (5) Comprised of 16,300 shares issuable upon the exercise of outstanding options.
 (6) Comprised of 22,400 shares issuable upon the exercise of outstanding options.
 (7) Comprised of 11,680 shares issuable upon the exercise of outstanding options.
 (8) Includes 77,300 shares issuable upon the exercise of outstanding options.
 (9) Comprised of 31,680 shares issuable upon the exercise of outstanding options.
(10) Includes 502,800 shares issuable upon the exercise of outstanding options.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes, with members of each Class holding office for staggered three-year terms. Currently there are two Class I directors, whose terms expire at the Annual Meeting of Stockholders following the fiscal year ending September 30, 1998 ("Fiscal 1998"), one Class II director, whose term expires at the Annual Meeting of Stockholders following the fiscal year ending September 30, 1999 ("Fiscal 1999") and two Class III directors, whose terms expire at this Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal).

     The persons named in the enclosed proxy will vote to elect Brian J. Jackman as a Class III director, unless authority to vote for the election of the nominee is withheld by marking the proxy to that effect. Mr. Jackman is currently a Class III director of the Company. He has indicated his willingness to serve, if elected, but if he should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors.

DIRECTORS OF THE COMPANY

     Set forth below are the names and certain information with respect to each director of the Company, including the nominee for Class III director.

     NOMINEE FOR CLASS III DIRECTOR (HOLDING OFFICE FOR TERM EXPIRING AT THIS ANNUAL MEETING; NOMINATED FOR THE TERM EXPIRING AT THE ANNUAL MEETING FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2000):

     MR. JACKMAN, age 56, has been a director of the Company since April 1997. Mr. Jackman has been President of Tellabs Operations, Inc. since 1992. Mr. Jackman is also a member of the Board of Directors of Tellabs, Inc., Advanced Fiber Communications and Universal Electronics.

     CLASS III DIRECTOR (HOLDING OFFICE FOR TERM EXPIRING AT THIS ANNUAL
     MEETING):

     MR. VANA-PAXHIA, age 50, has been a director of the Company since March 1995. Mr. Vana-Paxhia has been President, Chief Executive Officer and a director of INSO Corporation (formerly InfoSoft International, Inc.), a software publishing company, since its inception in March 1994. Mr. Vana-Paxhia was director of the Software Division of Houghton Mifflin Company from November 1990 until March 1994 and was a Vice President of Houghton Mifflin from April 1991 until March 1994. Mr. Vana-Paxhia is also a member of the Board of Directors of MathSoft, Inc.

     CLASS I DIRECTORS (HOLDING OFFICE FOR TERM EXPIRING AT THE ANNUAL MEETING FOR FISCAL 1998):

     MR. COLBETH, age 42, has been President, Chief Executive Officer and a director of the Company since he joined the Company in April 1991. Prior to joining the Company, Mr. Colbeth spent four years at Stellar/Stardent Computer Corp., a high-end graphics workstation supplier, in various management positions, most recently as Vice President/General Manager of its AVS software business unit.

     MR. ROTHROCK, age 42, has been a director of the Company since September 1991. Mr. Rothrock has been a Partner of both Venrock Associates and Venrock Associates II, L.P., venture capital firms, since 1995, and was an Associate of Venrock Associates from 1988 until 1995. Mr Rothrock is also a member of the Board of Directors of CheckPoint Software Technologies, Ltd.

     CLASS II DIRECTOR (HOLDING OFFICE FOR TERM EXPIRING AT THE ANNUAL MEETING FOR FISCAL 1999):

     MR. KRAUSKOPF, age 34, has been a director of the Company since October 1992. Mr. Krauskopf has been the Head of Information Systems at the Field Museum, Chicago since July 1997. Mr. Krauskopf was a co-founder of the Company, served as Director of Software Development of the Company from January 1990 to October 1994, as Vice President, Research and Development from October 1994 to March 1996 and as Chief Technical Officer from March 1996 to April 1997. Mr. Krauskopf is also a member of the Board of Directors of PC Quote, Inc.

     There are no family relationships among any of the executive officers or directors of the Company.

BOARD AND COMMITTEE MEETINGS

     The Company has a standing Audit Committee of the Board of Directors, which meets with the Company's auditors to review and evaluate the Company's audit procedures and to recommend and implement any desired changes to the Company's audit procedures. The members of the Audit Committee are Messrs. Jackman, Rothrock and Vana-Paxhia. The Audit Committee met four times during Fiscal 1997.

     The Company has a standing Compensation Committee which establishes (a) the compensation of each of the Company's executive officers, (b) compensation policies applicable to the Company's executive officers and (c) the basis for the compensation of the Company's Chief Executive Officer, including the facts and criteria on which it is based. The members of the Compensation Committee are Messrs. Jackman, Rothrock and Vana-Paxhia. The Compensation Committee met once during Fiscal 1997.

     The Board of Directors met four times during Fiscal 1997. Each incumbent director attended at least 75% of the number of meetings of the Board and of the committees on which he then served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee is comprised of Messrs. Jackman, Rothrock and Vana-Paxhia three of the Company's non-employee directors.

COMPENSATION OF DIRECTORS

     Directors of the Company are reimbursed for expenses incurred in connection with their attendance at Board and committee meetings. Directors receive no other cash compensation for serving as directors.

     Under the Company's 1995 Director Stock Option Plan (the "Director Option Plan"), each non-employee director initially elected to the Board of Directors in the future will be granted an option, upon his or her initial election as a director, to purchase 20,000 shares of Common Stock. Each non-employee director is also entitled to receive an option for 5,000 shares on the date of each Annual Meeting of Stockholders. On February 12, 1997, the date of the last Annual Meeting of Shareholders, each of Messrs. Rothrock and Vana-Paxhia was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $11.375 per share. On April 8, 1997, the date of his election as a director, Mr. Jackman was granted an option to purchase 20,000 shares of Common Stock at an exercise price of $6.875 per share. All options granted under the Director Option Plan have or will have an exercise price equal to the fair market value of the Common Stock on the date of grant, will vest over a four-year period, provided the optionholder continues to serve as a director of the Company, and will expire ten years from the date of grant (subject to earlier termination in the event the optionee ceases to serve as a director of the Company). The total number of shares of Common Stock that may be issued under the Director Option Plan is 200,000 shares.

EXECUTIVE COMPENSATION

     Summary Compensation

     The following Summary Compensation Table sets forth certain information concerning the compensation for each of the last three fiscal years of the Company's Chief Executive Officer and the Company's Named Executives during Fiscal 1997.

                                                                                LONG-TERM
                                                                              COMPENSATION-
                                                                                AWARDS(2)
                                                                              -------------
                                                         ANNUAL                 NUMBER OF
                                                     COMPENSATION(1)             SHARES
             NAME AND                  FISCAL    -----------------------       UNDERLYING         ALL OTHER
        PRINCIPAL POSITION              YEAR      SALARY         BONUS        STOCK OPTIONS    COMPENSATION(3)
        ------------------             ------    --------       --------      -------------    ---------------
Douglas P. Colbeth.................     1997     $190,352       $ 22,800          20,000           $2,850
President and Chief                     1996      140,668         42,000               0            2,850
Executive Officer                       1995      125,400         62,500          50,000            3,978
Michael F. Tyrrell.................     1997      176,852         55,500(4)       52,000(5)         2,850
Executive Vice President,               1996      117,654         80,994(4)       20,000(6)         3,648
Business Development                    1995       74,400        218,800(7)       30,000            1,302
Gary L. Vilchick...................     1997      150,351         18,000         116,000(8)        65,393
Executive Vice President, Finance,      1996       93,702(9)      27,750         100,000(10)        1,000
Administration and Operations and
Chief Financial Officer
Richard M. Houle...................     1997      151,891(11)     33,500         200,000(12)            0
Executive Vice President,
Development
Randall T. Littleson...............     1997      140,250         16,800         120,000(13)        3,108
Vice President, Marketing               1996       31,100(14)          0          10,000(15)          550

-------------------------
 (1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonus for the executive officer for the fiscal year.

 (2) The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts during the years ended September 30, 1995, 1996 and 1997 ("Fiscal 1995," "Fiscal 1996" and "Fiscal 1997").

 (3) Represents the value of the Company's contribution to the 401(k) accounts of the Named Executives and, with respect to Mr. Vilchick, includes $60,940 which represents reimbursement for moving expenses.

 (4) Represents bonus and sales commissions.

 (5) Includes options to purchase an aggregate of 32,000 shares granted on April 8, 1997 replacing an option to purchase 20,000 shares granted on November 21, 1996 and an option to purchase 20,000 shares granted October 17, 1995. Options to purchase 40,000 shares were cancelled in connection with the repricing. See the "Executive Compensation -- Ten Year Option Repricing" and "Report of the Compensation Committee on Repricing of Options."

 (6) Represents an option to purchase 20,000 shares that was repriced and thus cancelled on April 8, 1997. See footnote 5 above.

 (7) Represents sales commissions.

 (8) Includes options to purchase an aggregate of 96,000 shares granted on April 8, 1997 replacing an option to purchase 20,000 shares granted on November 21, 1996 and an option to purchase 100,000 shares granted July 23, 1996. Options to purchase 120,000 shares were cancelled in connection with the repricing. See the "Executive Compensation -- Ten Year Option Repricing" and "Report of the Compensation Committee on Repricing of Options."

 (9) Mr. Vilchick joined the Company in December 1995 and thus received compensation for only a portion of Fiscal 1996. His annual salary as of September 30, 1996 was $120,000.

(10) Represents an option to purchase 100,000 shares that was repriced and thus cancelled on April 8, 1997. See footnote 8 above.

(11) Mr. Houle joined the Company in November 1996 and thus received compensation for only a portion of Fiscal 1997. His annual salary as of September 30, 1997 was $160,000.

(12) Includes options to purchase an aggregate of 80,000 shares granted on April 8, 1997 replacing an option to purchase 100,000 shares granted on November 21, 1996, which was cancelled in connection with the repricing. See the "Executive Compensation -- Ten Year Option Repricing" and "Report of the Compensation Committee on Repricing of Options."

(13) Includes options to purchase an aggregate of 40,000 shares granted on April 8, 1997 replacing an option to purchase 40,000 shares granted on November 21, 1996 and an option to purchase 10,000 shares granted July 23, 1996. Options to purchase 50,000 shares were cancelled in connection with the repricing. See the "Executive Compensation -- Ten Year Option Repricing" and "Report of the Compensation Committee on Repricing of Options."

(14) Mr. Littleson joined the Company in June 1996 and thus received compensation for only a portion of Fiscal 1996. His annual salary as of September 30, 1996 was $100,000.

(15) Represents an option to purchase 10,000 shares that was repriced and thus cancelled on April 8, 1997. See footnote 13 above.

     Option Grants

     The following table sets forth certain information concerning grants of stock options during Fiscal 1997 to each of the Named Executives.

                                                INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                             -------------------------------------------------------      VALUE AT ASSUMED
                                                PERCENT OF                              ANNUAL RATES OF STOCK
                                NUMBER OF      TOTAL OPTIONS   EXERCISE                PRICE APPRECIATION FOR
                                 SHARES         GRANTED TO      PRICE                      OPTION TERM(2)
                               UNDERLYING      EMPLOYEES IN      PER      EXPIRATION   -----------------------
                             OPTIONS GRANTED    FISCAL YEAR    SHARE(1)      DATE         5%           10%
                             ---------------   -------------   --------   ----------   ---------   -----------
Douglas P. Colbeth.........       20,000           0.88%        10.250     11/21/06      128,923       326,717
Michael F. Tyrrell.........       32,000           1.40%         6.875     04/08/07      138,357       350,623
                                  20,000(3)        0.88%        10.250     11/21/06            0             0
Gary L. Vilchick...........       96,000           4.20%         6.875     04/08/07      415,071     1,051,870
                                  20,000(3)        0.88%        10.250     11/21/06            0             0
Richard M. Houle...........      100,000           4.38%         6.875     04/08/07      432,365     1,095,698
                                 100,000(3)        4.38%        10.250     11/21/06            0             0
Randall T. Littleson.......       40,000           1.75%         7.438     07/17/07      187,096       474,138
                                  40,000           1.75%         6.875     04/08/07      172,946       438,279
                                  40,000(3)        1.75%        10.250     11/21/06            0             0

-------------------------
(1) Options are incentive stock options (except as noted below for repriced options), become exercisable over a four-year period and generally terminate three months following termination of the executive officer's employment with the Company or the expiration date, whichever occurs earlier. The exercise price of each option was determined to be equal to the fair market value per share of the Common Stock on the date of grant. Repriced options are treated as new options and will be incentive stock options except that, to the extent the aggregate fair market value of stock with respect to which such options are exercisable by an individual for the first time during any calendar year exceeds $100,000, such options are treated as nonqualified stock options.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock, the optionholder's continued employment through the option period, and the date on which the options are exercised.

(3) Reflects options that were cancelled in the April 1997 option repricing.

     Option Exercises and Holdings

     The following table sets forth certain information concerning the aggregate number of shares of Common Stock acquired upon option exercises by the Named Executives during Fiscal 1997 and the value realized upon exercise as well as the number and value of unexercised options held by each of the Named Executives on September 30, 1997.

                                                                 NUMBER OF SHARES
                                                                    UNDERLYING
                                                                   UNEXERCISED        VALUE OF UNEXERCISED
                                                                OPTIONS AT FISCAL    IN-THE-MONEY OPTIONS AT
                                                                     YEAR END          FISCAL YEAR END(2)
                                      SHARES                    ------------------   -----------------------
                                     ACQUIRED        VALUE         EXERCISABLE/           EXERCISABLE/
               NAME                 ON EXERCISE   REALIZED(1)     UNEXERCISABLE           UNEXERCISABLE
               ----                 -----------   -----------   ------------------   -----------------------
Douglas P. Colbeth................    25,000       $441,750      247,500/ 32,500         $2,381,325/$116,875
Michael F. Tyrrell................    38,000        300,960       66,860/ 32,140           $561,388/$131,653
Gary L. Vilchick..................         0              0       22,400/ 73,600            $64,400/$211,600
Richard M. Houle..................         0              0            0/100,000                 $0/$287,500
Randall T. Littleson..............         0              0        2,240/ 77,760             $6,440/$201,060

-------------------------
(1) Based on the fair market value of the Common Stock on the date of the exercise less the option exercise price.

(2) Based on a value of $9.75 per share, the fair market value of the Common Stock on September 30, 1997, less the option exercise price.

     Ten Year Option Repricing

     The following table provides the specified information concerning all repricings of options to purchase the Company's Common Stock held by any executive officer of the Company since June 27, 1995, the date of the Company's initial public offering.

                                                                    INDIVIDUAL GRANTS
                                -----------------------------------------------------------------------------------------
                                                                                                              LENGTH OF
                                                                                                               ORIGINAL
                                                                  MARKET PRICE                               OPTION TERM
                                                NUMBER OF           OF STOCK     EXERCISE PRICE     NEW      REMAINING AT
                                          SECURITIES UNDERLYING    AT TIME OF      AT TIME OF     EXERCISE     DATE OF
                                 DATE       OPTIONS REPRICED       REPRICING       REPRICING      PRICE(1)    REPRICING
                                 ----     ---------------------   ------------   --------------   --------   ------------
Michael F. Tyrrell............  4/8/97           20,000              $6.875          $17.44        $6.875     8.5 years
Executive Vice President,       4/8/97           20,000               6.875           10.25         6.875     9.6 years
Business Development
Gary L. Vilchick..............  4/8/97          100,000               6.875           14.63         6.875     9.3 years
Executive Vice President,       4/8/97           20,000               6.875           10.25         6.875     9.6 years
Finance, Administration and
Operations and Chief Financial
Officer
Richard M. Houle..............  4/8/97          100,000               6.875           10.25         6.875     9.6 years
Executive Vice President,
Development
Randall T. Littleson..........  4/8/97           40,000               6.875           10.25         6.875     9.6 years
Vice President, Marketing       4/8/97           10,000               6.875           14.63         6.875     9.3 years
Thomas S. Lewicki.............  4/8/97           20,000               6.875           17.44         6.875     8.5 years
Controller                      4/8/97           10,000               6.875           10.25         6.875     9.6 years
Timothy M. P. Seamans.........  4/8/97           20,000               6.875           10.25         6.875     9.6 years
General Manager Professional    4/8/97           30,000               6.875           14.63         6.875     9.3 years
Services

-------------------------
(1) Repriced options continue to vest in accordance with the vesting schedule of the original options. See also "Report of the Compensation Committee on Repricing of Options"

EMPLOYMENT AGREEMENTS

     In April 1991, the Company entered into an Employment and Confidentiality Agreement with Mr. Colbeth, pursuant to which the Company agreed to employ Mr. Colbeth as its Chief Executive Officer. Under the terms of this Agreement, which has no stated term, the Company issued 331,590 shares of Common Stock to Mr. Colbeth in the form of a bonus; the Company had certain repurchase rights with respect to some or all of such shares in the event of the termination of Mr. Colbeth's employment on or before March 31, 1995. This Agreement also includes a covenant by Mr. Colbeth not to compete with the business of the Company, or to solicit any employees of the Company, during the two-year period following his employment termination, and contains customary confidentiality and invention assignment provisions.

     In April 1991, the Company entered into an Employment and Confidentiality Agreement with Mr. Tyrrell. Under the terms of this Agreement, the Company issued 60,000 shares of Common Stock to Mr. Tyrrell in the form of a bonus; the Company had certain repurchase rights with respect to some or all of such shares in the event of the termination of Mr. Tyrrell's employment on or before May 31, 1993. This Agreement also includes a covenant by Mr. Tyrrell not to compete with the business of the Company, or to solicit any employees of the Company, during the two-year period following his employment termination, and contains customary confidentiality and invention assignment provisions.

     The Company is party to senior management retention agreements providing contingent severance payments ("Retention Agreements") with five executive officers (including Messrs. Colbeth, Tyrrell, Vilchick and Houle) which would become operative following a "change in control" of the Company, as defined in the Retention Agreements. The Company believes that these agreements will better ensure the retention of those officers and enable them to devote their full attention and energies to the Company's business without the distractions that might arise in the circumstances addressed in the agreements. The Retention Agreements continue in effect while the executive is employed by the Company until December 31, 1998, automatically renew for additional one year terms unless specified advance written notice is given by the Company and remain in effect for 24 months following a change in control. If the executive's employment is terminated within 24 months following a change in control, the executive would become entitled to various benefits under the Retention Agreements, including (i) the executive's annual base salary through the date of the termination, (ii) a bonus for the current fiscal year through the date of termination equal to a prorated fraction of the executive's bonus for the most recently completed fiscal year,
(iii) one year's salary and bonus equal to the highest salary and bonus received by the executive in the five year period prior to the change in control and (iv) continued employee benefits for 12 months after the date of termination. If, within 24 months following a change in control, an executive voluntarily terminates his or her employment without "good reason," as defined in the Retention Agreements, or the executive's employment is terminated because of death or disability, the executive is entitled only to items (i) and (ii) described above. If, within 24 months following a change in control, the executive is terminated by the Company for "cause" as defined in the Retention Agreements, he or she is only entitled to receive the payment described in item
(i) above.

     The Retention Agreements provide that the above payments would be subject to reduction to the extent that any payment was subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended if such reduction would result in a greater after tax payment to the executive.

REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS

     The Company uses stock options as a significant element of the compensation of employees, in part because it believes options provide an incentive to employees to maximize shareholder value. Stock options also serve as a means of retaining employees. Because the market value of the Company's common stock had fallen significantly below the exercise price of most outstanding options, the value of such stock options as a means of motivating and retaining employees had been significantly diminished. The Board of Directors concluded that the Company needed to restore the value of the existing stock options as a means of motivating and retaining employees in order to promote the successful implementation of the Company's growth strategies.

     As a result, on April 8, 1997, the Board of Directors approved a stock option exchange program (the "Exchange Program"), pursuant to which full-time permanent employees holding stock options under the Company's 1995 Stock Incentive Plan were given the opportunity to exchange the unexercised portion of such options (the "Existing Options") for new options (the "New Options") on a basis of four shares of common stock for every five shares covered by the Existing Option and having an exercise price of $6.875 per share (the fair market value of the Company's common stock on such date). The New Options expire ten years from the Date of Grant and have the same vesting schedule and other terms as the Existing Option cancelled in exchange therefor. Option holders who own more than 1% of the outstanding Common Stock and Directors were excluded from the Exchange Program.

     In the aggregate, options for 1,239,150 shares with exercise prices from $10.25 per share to $21.69 per share have been exchanged for options for 991,320 shares at an exercise price of $6.875 per share. Pursuant to the option exchange program, four of the Named Executives, Messrs. Tyrrell, Vilchick, Houle and Littleson, exchanged options to purchase an aggregate of 310,000 shares with exercise price from $10.25 per share to $17.44 per share for options to purchase an aggregate of 248,000 shares at an exercise price of $6.875 per share.

                                            Compensation Committee

                                            Brian J. Jackman
                                            Ray Rothrock
                                            Steven R. Vana-Paxhia

REPORT OF COMPENSATION COMMITTEE

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"), which is comprised of Messrs. Jackman, Rothrock and Vana-Paxhia, three of the Company's non-employee directors. The Committee is responsible for determining the salaries of, establishing bonus programs for, and granting stock options to, the Company's executive officers. In making decisions regarding executive compensation, the Committee receives and considers input from the Company's Chief Executive Officer (the "CEO") in addition to the results of an annual executive compensation review prepared by an outside consultant. The Company's executive compensation plan is comprised of several elements designed to attract and retain key personnel, reward outstanding performance, link executive pay to long-term Company performance and to align executive interests with stockholder interests. These elements consist of a base salary, annual bonuses, and long-term incentive stock awards.

     The base salaries of the Company's executive officers are determined by the Committee and, for executive officers other than the CEO, are based upon recommendations from Mr. Colbeth. In establishing base salaries for executive officers the Committee considers numerous factors such as: a review of salaries in comparable software companies, the executive's responsibilities, the executive's importance to the Company, the executive's performance in the prior year, historical salary levels of the executive and relative salary levels within the Company. Increases in base salary are generally based upon enhanced individual performance and/or increases in an executive's responsibilities. The Company engaged a third party consultant to assist in the review, comparison and evaluation of the overall compensation program including but not limited to specific recommendations for individual executives.

     The Committee believes that it is important to tie a significant portion of the compensation of executive officers to the attainment of corporate success, thus aligning the objectives and rewards of Company executives with those of the stockholders of the Company. The Committee awards executive bonuses based upon a review of the bonuses given by comparable software companies, and, for executive officers other than the CEO, based upon recommendations from Mr. Colbeth. Individual bonuses are paid as a percentage of salary and are based upon the Company meeting certain financial goals, in addition to the attainment of individual achievement goals. The Company financial goals are established by the Board of Directors at the beginning of the fiscal year, in the form of gross revenue and net income benchmarks. If the specified gross revenue and net income benchmarks are achieved the Committee has discretion to distribute bonuses to the Company's executives based upon their individual contributions to the achievement of the Company's financial benchmarks. Individual achievement goals are established for each executive by Mr. Colbeth and an executive's performance in meeting his or her specified individual achievement goals, coupled with attainment of the Company's gross revenue and net income goals, determines the total bonus for each executive in any given year.

     The criteria used in determining the CEO's annual bonus are also established by the Compensation Committee at the beginning of the fiscal year. In Fiscal 1997, Mr. Colbeth's bonus was based upon the attainment of specified objectives and certain non-quantitative goals such as enhancement of the Company's management team.

     The Company's 1995 Stock Incentive Plan (the "1995 Plan") authorizes the Committee to grant incentive or non-qualified stock options to employees of the Company. The Committee determines the prices and terms at which such options are granted. The Committee uses stock options as a significant element of the compensation package of executive officers, because it believes options provide an incentive to executives to maximize stockholder value and because they compensate executives only to the extent that the Company's stockholders receive a return on their investment. Moreover, because options granted to executive officers become exercisable over a four-year period and terminate upon or shortly after the termination of the executive's employment with the Company, stock options serve as a means of retaining these executives. In determining the total number of shares of Common Stock to be covered by option grants to executive officers in a given year, the Committee takes into account the number of outstanding shares of Common Stock, the number of shares reserved for issuance under the Company's 1995 Plan, recommendations of management concerning option grants to employees below executive level, and the Company's projected hiring needs for the coming year. In making individual stock option grants to executives, the Committee considers the same factors considered in the determination of base salary levels, as well as the stock and option holdings of each executive and the remaining vesting schedule of such executive's options.

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended, certain executive compensation in excess of $1 million paid to the five most highly paid executives of the Company will not be deductible by the Company for federal income tax purposes unless the compensation is awarded under a performance-based plan approved by the stockholders of the Company. The Company has structured the 1995 Plan and the grants of options thereunder such that gains realized by executives upon the exercise of such stock options generally should be deductible under Section 162(m). The Committee intends to periodically review the potential effect of Section 162(m) and may in the future decide to structure certain other executive compensation programs so that they comply with the performance-based requirements of Section 162(m).

                                            Compensation Committee

                                            Brian J. Jackman
                                            Ray Rothrock
                                            Steven R. Vana-Paxhia

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Common Stock of the Company from June 27, 1995 (the date the Common Stock of the Company commenced public trading) through September 30, 1997 (the end of Fiscal
1997) with the cumulative total return during this period of (i) the Nasdaq Composite Index and (ii) the Inter@ctive Week Internet Index. This graph assumes the investment of $100 on June 27, 1995 in the Company's Common Stock, the Nasdaq Composite Index and the Inter@ctive Week Internet Index, and assumes dividends are reinvested.

                                    <Graph>

----------------------------------------------------------------------------------------
                                                   September    September      September
                                   June 27, 1995   30, 1995     30, 1996       30, 1997
----------------------------------------------------------------------------------------
Spyglass                               $100         $168.66      $139.17        $ 71.89
----------------------------------------------------------------------------------------
NASDAQ                                 $100         $113.48      $133.42        $183.31
----------------------------------------------------------------------------------------
Inter@ctive Week Internet Index       $100         $119.30      $141.45        $160.66
----------------------------------------------------------------------------------------

               APPROVAL OF AMENDMENT TO 1995 STOCK INCENTIVE PLAN

     On October 15, 1997, the Board of Directors adopted, subject to stockholder approval, an amendment to the Company's 1995 Stock Incentive Plan (the "1995 Plan") increasing the number of shares of Common Stock authorized for issuance pursuant to the 1995 Plan from 2,550,000 to 3,300,000, in the aggregate. The Amendment was adopted because the Company believes that available shares under the 1995 Plan will not be sufficient to satisfy the Company's compensation and hiring needs through Fiscal 1998. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officers and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. In particular, income recognized upon the exercise of a stock option is not subject to the deduction limit if the option was issued under a plan approved by stockholders that provides a limit to the number of shares that may be issued under the plan to any individual.

     In order for options and restricted stock awarded under the 1995 Plan, as amended by the Amendment, to comply with Section 162(m) after the Annual Meeting, the continuance of the 1995 Plan must be approved by stockholders. If the stockholders do not vote to continue the 1995 Plan, the Company will not grant any further options or make any further awards of restricted stock under the Plan.

     The Board of Directors believes that awards under the 1995 Plan, including stock options, have been and will continue to be, an important compensation element in attracting and retaining key employees who are expected to contribute to the Company's growth and success. ACCORDINGLY, THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

SUMMARY OF THE 1995 PLAN

     The Company's 1995 Plan took effect upon the closing of the Company's initial public offering of Common Stock on June 27, 1995. The 1995 Plan enables the Company to grant options (including options intended to qualify as incentive stock options under Section 422 of the Code) to make awards of restricted Common Stock, and to issue certain other equity-related securities of the Company to employees and directors of and consultants to the Company. Stock options entitle the optionee to purchase Common Stock from the Company for a specified exercise price during a period specified in the applicable option agreement. Restricted stock awards entitle the recipient to purchase Common Stock from the Company under terms which provide for vesting over a period of time and a right of repurchase in favor of the Company of the unvested portion of the Common Stock subject to the award upon the termination of the recipient's employment or other relationship with the Company. The 1995 Plan is administered by the Compensation Committee of the Board of Directors, which selects the persons to whom stock options and restricted stock awards are granted and determines the number of shares of Common Stock covered by the option or award, its exercise price or purchase price, its vesting schedule and (in the case of stock options) its expiration date. Stock options granted under the 1995 Plan are generally nontransferable, and they generally become exercisable over a four-year period and expire ten years after the date of grant (subject to earlier termination in the event of the termination of the optionee's employment with the Company).

     As option grants and the grants of other equity-related securities under the 1995 Plan are discretionary, the Company cannot now determine the number of any such securities to be granted to any particular executive officer, executive officers as a group, non-employee directors or non-executive officers and employees as a group. However, under the terms of the 1995 Plan, no employee may be granted awards or options with respect to more than 300,000 shares during any calendar year.

     Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant

(or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). The 1995 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means.

     As of November 30, 1997, the Company had granted options under the 1995 Plan to purchase an aggregate of 3,217,044 shares of Common Stock. Of these options 932,000 were granted to the current executive officers of the Company and none were granted to non-employee directors of the Company. As of November 30, 1997 the Company had not granted any stock appreciation rights, performance shares, or restricted or unrestricted stock under the 1995 Plan. As of November 30, 1997 there were 182 employees and directors of and consultants to the Company who were eligible to receive awards under the 1995 Plan. As of November 30, 1997, 1,059,060 shares remained available for future issuance under the 1995 Plan.

     The 1995 Plan will remain in effect until May 7, 2005 (except that it will continue in effect as to equity-related securities outstanding on that date), unless terminated earlier by the Board of Directors. The Board of Directors may amend, suspend or terminate the 1995 Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to stock options and restricted stock awards granted under the 1995 Plan and with respect to the sale of Common Stock acquired under the 1995 Plan. It does not address the tax consequences that may arise with respect to any gift or disposition other than by sale of Common Stock. For precise advice as to any specific transaction or set of circumstances, participants should consult with their own tax advisors. Participants should also consult with their own tax advisors regarding the application of any state, local and foreign taxes and any federal gift, estate and inheritance taxes. The 1995 Plan is not a qualified Plan under Section 401(a) of the Code.

     Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). Nevertheless, in the case of a participant who has not been an employee of the Company at all times commencing on the date on which a particular option was granted (the "Grant Date") and ending on the date that is three months before the date on which the option is exercised (the "Exercise Date") an option will be treated as though it were a non-statutory option and taxed as described below under "Non-Statutory Options".

     Incentive stock options are treated as non-statutory options for purposes of the alternative minimum tax. Although a participant will pay alternative minimum tax only to the extent of the excess of that tax over the participant's regular tax, the treatment of an option as a non-statutory option for purposes of the alternate minimum tax could create such an excess.

     The amount of incentive stock options that may be granted to an individual are subject to an additional limitation. The value (determined as of the date of the option grant) of the stock as to which the incentive stock options are exercisable for the first time during any calendar year cannot exceed $100,000. Any options that exceed that limitation are treated as nonincentive (non-statutory) Stock Options. Since repriced options are treated as new options, they will not be incentive stock options to the extent such options first become exercisable in any calendar year for stock valued (as of the date of option grant) for more than $100,000.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the Grant Date and one year from the Exercise Date, then the participant will recognize a long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock prior to two years from the Grant Date or one year from the Exercise Date (a "Disqualifying Disposition"), then the participant generally will recognize ordinary compensation income in an amount equal to the lesser of: (i) the excess of the fair market value of the ISO Stock on the Exercise Date over the exercise price or (ii) the excess of the sale prices of the ISO Stock over the exercise price.

     A participant making a Disqualifying Disposition will also recognize capital gain in an amount equal to any excess of the sale price of the ISO Stock over the fair market value of the ISO Stock on the Exercise Date. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of the sale and will be a short-term capital gain if the participant has held the ISO Stock for a shorter period.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. The capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of the sale and will be a short-term capital loss if the participant has held the ISO Stock for a shorter period.

     Non-statutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory option. However, a participant generally will recognize ordinary compensation income upon the exercise of a non-statutory option in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (the "NSO Stock") on the Exercise Date over the exercise price.

     A participant will have a tax basis for any NSO Stock equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the NSO Stock for a shorter period.

     Delivery of Common Stock Upon Exercise of Stock Options. Where provided for in the applicable option agreement the 1995 Plan permits a participant to exercise a stock option by delivering to the Company Common Stock having a fair market value equal in amount to the exercise price. The use of this method of exercise generally will not alter the tax consequences described above, and it may enable a participant to dispose of appreciated Common Stock without immediately recognizing capital gain on the disposition. The participant's tax basis in any shares of Common Stock delivered to the Company to exercise an option generally will be carried over to an equal number of shares of Common Stock acquired upon exercising the option. Nevertheless, participants should consider that the delivery to the Company of ISO Stock or stock acquired pursuant to the Company's employee stock purchase plan will constitute a Disqualifying Disposition, having all the adverse tax consequences described above, if the holding period requirements described above are not satisfied with respect to that stock.

     Restricted Stock. A participant will not recognize taxable income upon the grant of a restricted stock award, unless the participant makes an election under Section 83(b) of the Code. If the participant makes this election within 30 days of the date of the grant, then the participant will recognize ordinary income, for the year in which the award is granted, in an amount equal to the excess of the fair market value of the Common Stock at the time the award is granted over the purchase price paid for the Common Stock. If such election is made and the participant subsequently forfeits some or all of the shares, the participant will not be entitled to any refund of taxes paid as a result of a Code Section 83(b) election. If this election is not made, the participant will recognize ordinary income at the time that the forfeiture provisions or restrictions on transfer lapse in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock, The participant will have a basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary income recognized either at the time the Code Section 83(b) election is made or at the time the forfeiture provisions or transfer restrictions lapse, as applicable.

     Upon the disposition of the Common Stock acquired pursuant to a restricted stock award the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin on the day after the date on which the forfeiture provisions or restrictions lapse if a Code Section 83(b) election is not made, or on the day after the award is granted if a Code Section 83(b) election is made.

     Maximum Income Tax Rates on Capital Gain and Ordinary Income. Long-term capital gain will be taxable at a maximum rate of 20% if attributable to Common Stock held for more than eighteen months and at a maximum rate of 28% if attributable to Common Stock held for more than one year but not more than eighteen months. Short-term capital gain and ordinary income will be taxable at a maximum rate of 39.6%. Phaseouts of personal exemptions and reductions of allowable itemized deductions at higher levels of income may result in slightly higher marginal tax rates. Ordinary compensation will also be subject to a Medicare tax and, under certain circumstances, a social security tax.

     Tax Consequences to the Company. The grant of a stock option or restricted stock award under the 1995 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option acquired under the 1995 Plan will have any tax consequences to the Company. However, the Company generally will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant under the 1995 Plan. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

     Withholding. Although a participant's Disqualifying Disposition of ISO Stock will result in the recognition of ordinary compensation income, the Company will have no withholding obligations with respect to that income. In contrast, the Company will have a withholding obligation with respect to ordinary compensation income recognized with respect to a non-statutory option or restricted stock award by a participant who is employed by the Company. The Company will require any such participant to make arrangements to satisfy this withholding obligation.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Ernst & Young LLP as the Company's independent auditors for the current fiscal year. Ernst & Young LLP has served as the Company's independent auditors since July 1997. Although stockholder approval of the Board of Directors' selection of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

     Previously, Price Waterhouse LLP served as the independent auditors for the Company (or its predecessor Illinois corporation) since 1991. The Company dismissed Price Waterhouse LLP as its independent auditors effective July 9, 1997. The report of Price Waterhouse LLP on the Company's financial statements for the fiscal years ended September 30, 1995 and 1996 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to dismiss Price Waterhouse LLP was recommended by management and the Company's Audit Committee and was approved by the Board of Directors. During the fiscal years ended September 30, 1995 and 1996 and the interim period ended July 9, 1997, there were no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Price Waterhouse LLP, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its report.

     Price Waterhouse did not advise the Registrant during the Registrant's two most recent fiscal years or during the interim period ended July 9, 1997: (A) that the internal controls necessary for the Registrant to develop reliable financial statements did not exist; (B) that information had come to its attention that had led it to no longer be able to rely on management's representations, or that had made it unwilling to be associated with the financial statements prepared by management; (C) of the need to expand significantly the scope of its audit, or that information had come to its attention during fiscal years ended September 30, 1995 and 1996 and the interim period ended July 9, 1997 that if further investigated might (i) materially have impacted the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report or (ii) have caused it to be unwilling to rely on management's representations or be associated with the Company's financial statements; or (D) that information had come to its attention that it had concluded materially impacts the fairness or reliability of either: (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report.

     The Company engaged Ernst & Young LLP as the principal accountant to audit the consolidated financial statements of the Company, effective July 9, 1997. During the fiscal years ended September 30, 1995 and 1996 and the interim period prior to engaging Ernst & Young LLP, neither the Company nor anyone on its behalf consulted Ernst & Young LLP regarding either: (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements, and neither a written report was provided to the Company or oral advice was provided that Ernst & Young LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was the subject of either a disagreement or an event described in the preceding two paragraphs.

                                 OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of reports filed by "reporting persons" of the Company under Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), the Company believes that during Fiscal 1997 all filings required to be made by reporting persons were timely made in accordance with the requirements of Section 16(a).

MATTERS TO BE CONSIDERED AT THE MEETING

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters. Stockholders should be aware that the Company's By-laws (a copy of which is available upon request to the Secretary of the Company) contain provisions requiring certain advance notice from a stockholder who wishes to bring business before the Annual Meeting.

SOLICITATION OF PROXIES

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's Directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile, email and personal interviews. Georgeson and Company Inc. has been engaged by the Company to solicit proxies on behalf of the Company. For these services, the Company will pay Georgeson and Company Inc. a fee of $5,000 plus reimbursement of out-of-pocket expenses. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this connection.

STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders for Fiscal 1998 must be received by the Company at its principal office not later than August 25, 1998 for inclusion in the proxy statement for that meeting.

                                          By Order of the Board of Directors,

                                          THOMAS S. LEWICKI,
                                          Secretary

December 23, 1997

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                 SPYGLASS, INC.


                   PROXY SOLICITED BY  THE BOARD OF DIRECTORS
               ANNUAL MEETING OF STOCKHOLDERS - FEBRUARY 10, 1998

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Douglas P. Colbeth and Gary L. Vilchick, and each of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the Annual Meeting of Stockholders of Spyglass, Inc. to be held on February 10, 1998 and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting or any adjournment thereof. Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES
SHALL VOTE "FOR" PROPOSAL NUMBERS 1, 2 AND 3.

                 PLEASE VOTE, DATE, AND SIGN ON THE OTHER SIDE
                 AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


HAS YOUR ADDRESS CHANGED?                     DO YOU HAVE ANY COMMENTS?

_______________________________              _______________________________

_______________________________              _______________________________

_______________________________              _______________________________


[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

--------------------------------------------------------------------------------
     A VOTE FOR THE DIRECTOR NOMINEE AND FOR PROPOSAL NUMBERS 2 AND 3 IS
                  RECOMMENDED BY THE BOARD OF DIRECTORS.




                                                 WITH-                                       FOR    AGAINST  ABSTAIN
                                        FOR      HOLD


1.  Election of a Class III               [ ]      [ ]          2. Amendment to the          [ ]      [ ]      [ ]
    Director, Brian J.                                             Company's 1995 Stock
    Jackman                                                        Incentive Plan ("1995
                                                                   Plan) and the con-
                                                                   tinuance of the 1995
                                                                   Plan, as amended.

                                                                3. Ratification of           [ ]      [ ]      [ ]
                                                                   appointment of
                                                                   independent
                                                                   accountants.



                                                                   MARK BOX AT RIGHT IF      [ ]
                                                                   COMMENTS OR ADDRESS
                                                                   HAVE BEEN NOTED ON THE
                                                                   REVERSE SIDE OF THIS CARD.






PLEASE BE SURE TO SIGN AND DATE THIS PROXY.  PLEASE READ THE REVERSE SIDE OF
THIS CARD.

SIGNATURE(S)______________________________________________________DATE_________
                 Stockholder sign here      Co-owner sign here



Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

-----------------------------------------------------------------------------------

                                                                     APPENDIX


                                 SPYGLASS, INC.


                     1995 STOCK INCENTIVE PLAN, AS AMENDED


1.        Purpose

         The purpose of this 1995 Stock Incentive Plan (the "Plan") of Spyglass, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company by enhancing its ability to attract and retain key employees, consultants and others who are in a position to contribute to the Company's future growth and success.

2.       Definitions

         "Award" means any Option, Stock Appreciation Right, Performance Shares, Restricted Stock or Unrestricted Stock awarded under the Plan.

         "Board" means the Board of Directors of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Committee" means a committee of not less than two members of the Board appointed by the Board to administer the Plan, provided that if and when the Common Stock is registered under Section 12 of the Exchange Act, each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act ("Rule 16b-3").

         "Common Stock" means the Common Stock, $.01 par value per share, of the Company.

         "Company" means Spyglass, Inc. and, except where the context otherwise requires, all present and future subsidiaries of Spyglass, Inc. as defined in
Section 424(f) of the Code.

         "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Board in good faith or in the manner established by the Board from time to time.

         "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is intended to meet the requirements of Section 422 of the Code or any successor provision.

         "Nonstatutory Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is not intended to be an Incentive Stock Option.

         "Option" means an Incentive Stock Option or a Nonstatutory Stock
Option.

         "Participant" means a person selected by the Board to receive an Award under the Plan.

         "Performance Shares" mean shares of Common Stock which may be earned by the achievement of performance goals established for a Participant under
Section 8.

         "Reporting Person" means a person subject to Section 16 of the Exchange Act or any successor provision.

         "Restricted Period" means the period of time selected by the Board during which shares subject to a Restricted Stock Award may be repurchased by or forfeited to the Company.

         "Restricted Stock" means shares of Common Stock awarded to a Participant under Section 9.

         "Stock Appreciation Right" or "SAR" means a right to receive any excess in Fair Market Value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

         "Unrestricted Stock" means shares of Common Stock awarded to a Participant under Section 9(c).

3.       Administration

         The Plan will be administered by the Board. The Board shall have authority to make Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable from time to time, and to interpret the provisions of the Plan. The Board's decisions shall be final and binding. No member of the Board shall be liable for any action or determination relating to the Plan made in good faith. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons and all determinations under the Plan with respect thereto, provided that the Board shall fix the maximum amount of such Awards to be made by such executive officers and a maximum amount for any one Participant. To the extent permitted by applicable law, the Board may appoint a Committee to administer the Plan and, in such event, all references to the Board in the Plan shall mean such Committee or the Board. All decisions by the Board or the Committee pursuant to the Plan shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

4.       Eligibility

         All of the Company's employees, officers, directors, consultants and advisors who are expected to contribute to the Company's future growth and success, other than persons who have irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Incentive Stock Options may be awarded only to persons eligible to receive Incentive Stock Options under the Code.

5.       Stock Available for Awards


         (a) Subject to adjustment under subsection (b) below, Awards may be made under the Plan for up to 3,300,000 shares of Common Stock. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded, the shares subject to such Award or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan, subject, however, in the case of Incentive Stock Options, to any limitation required under the Code and provided that shares made available pursuant to this sentence shall be available for Awards to Reporting Persons only to the extent consistent with Rule 16b-3. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.


         (b) In the event that the Board, in its sole discretion, determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Board, subject, in the case of Incentive Stock Options, to any limitation required under the Code, shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Board may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

         (c) The Board may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company (or a subsidiary of the Company) or the acquisition by the Company (or a subsidiary of the Company) of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

         (d) Subject to adjustment under Section 5(b), the maximum number of shares with respect to which an Award may be granted to any employee under the Plan shall not exceed 150,000 per calendar year. For purposes of calculating such maximum number, (a) an Award shall continue to be treated as outstanding notwithstanding its repricing, cancellation or expiration and (b) the repricing of an outstanding Award or issuance of a new Award in substitution for a cancelled Award shall be deemed to constitute the grant of a new additional Award separate from the original grant of the Award that is repriced or cancelled.

6.       Stock Options

         (a)     General

                     (i) Subject to the provisions of the Plan, the Board may award Incentive Stock Options and Nonstatutory Stock Options, and determine the number of shares of Common Stock to be covered by each Option, the option price of such Option and the conditions and limitations applicable to the exercise of such Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder.

                    (ii) The Board shall establish the exercise price at the time each Option is awarded. In the case of Incentive Stock Options, such price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award.

                   (iii) Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Award or thereafter. The Board may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

                    (iv) Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or check in an amount equal to the exercise price of such Options or, to the extent permitted by the Board at or after the award of the Option, by (A) delivery of shares of Common Stock owned by the optionee for at least six months (or such shorter period as is approved by the Board), valued at their Fair Market Value, (B) delivery of a promissory note of the optionee to the Company on terms determined by the Board, (C) delivery of an irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, (D) payment of such other lawful consideration as the Board may determine, or (E) any combination of the foregoing.

                     (v) The Board may provide for the automatic award of an Option upon the delivery of shares to the Company in payment of the exercise price of an Option for up to the number of shares so delivered.

                    (vi) The Board may at any time accelerate the time at which all or any part of an Option may be exercised.

         (b)     Incentive Stock Options

                 Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

                   (i) All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options. The Option exercise period shall not exceed ten years from the date of grant.

                  (ii) If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rule of Section 424(b) and of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

                          (x) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and

                          (y)     The option exercise period shall not exceed
five years from the date of grant.

                 (iii) For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (determined as of the respective date or dates of grant) of more than $100,000.

                  (iv) No Incentive Stock Option may be exercised unless, at the time of such exercise, the Participant is, and has been continuously since the date of grant of his or her Option, employed by the Company, except that:

                          (x) an Incentive Stock Option may be exercised within the period of three months after the date the Participant ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such Option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a Nonstatutory Stock Option under the Plan;

                          (y) if the Participant dies while in the employ of the Company, or within three months after the Participant ceases to be such an employee, the Incentive Stock Option may be exercised by the Participant's Designated Beneficiary within the period of one year after the date of death (or within such lesser period as may be specified in the applicable Option agreement); and

                          (z) if the Participant becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date of death (or within such lesser period as may be specified in the applicable Option agreement).

For all purposes of the Plan and any Option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

                 (v) Incentive Stock Options shall not be assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee.

7.       Stock Appreciation Rights

         (a) The Board may grant SARs entitling recipients on exercise of the SAR to receive an amount, in cash or Common Stock or a combination thereof (such form to be determined by the Board), determined in whole or in part by reference to appreciation in the Fair Market Value of the Common Stock between the date of the Award and the exercise of the Award. A SAR shall entitle the Participant to receive, with respect to each share of Common Stock as to which the SAR is exercised, the excess of the share's Fair Market Value on the date of exercise over its Fair Market Value on the date the SAR was granted. The Board may also grant SARs that provide that, following a change in control of the Company (as defined by the Board at the time of the Award), the holder of such SAR will be entitled to receive, with respect to each share of Common Stock subject to the SAR, an amount equal to the excess of a specified value (which may include an average of values) for a share of Common Stock during a period preceding such change in control over the Fair Market Value of a share of Common Stock on the date the SAR was granted.

         (b) SARs may be granted in tandem with, or independently of, Options granted under the Plan. A SAR granted in tandem with an Option which is not an Incentive Stock Option may be granted either at or after the time the Option is granted. A SAR granted in tandem with an Incentive Stock Option may be granted only at the time the Option is granted.

         (c) When SARs are granted in tandem with Options, the following provisions will apply:

                 (i) The SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option.

                (ii) The SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR.

               (iii) The Option will terminate and no longer be exercisable upon the exercise of the related SAR.

                (iv)      The SAR will be transferable only with the related
Option.

                 (v) A SAR granted in tandem with an Incentive Stock Option may be exercised only when the market price of the Common Stock subject to the Option exceeds the exercise price of such Option.

         (d) A SAR not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify.

         (e) The Board may at any time accelerate the time at which all or any part of the SAR may be exercised.

8.       Performance Shares

         (a) The Board may make Performance Share Awards entitling recipients to acquire shares of Common Stock upon the attainment of specified performance goals. The Board may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Board in its sole discretion shall determine the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Board may rely on the performance goals and other standards applicable to other performance plans of the Company in setting the standards for Performance Share Awards under the Plan.

         (b) Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

         (c) A Participant receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the Participant under the Plan and not with respect to shares subject to an Award but not actually received by the Participant. A Participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Common Stock under a Performance Share Award only upon satisfaction of all conditions specified in the agreement evidencing the Performance Share Award.

         (d) The Board may at any time accelerate or waive any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

9.       Restricted and Unrestricted Stock

         (a) The Board may grant Restricted Stock Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their purchase price (or to require forfeiture of such shares if purchased at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable Restricted Period or Restricted Periods established by the Board for such Award. Conditions for repurchase (or forfeiture) may be based on continuing employment or service or achievement of pre-established performance or other goals and objectives.

         (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Board, during the applicable Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Board may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the Restricted Period, the Company (or such designee) shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

         (c) The Board may, in its sole discretion, grant (or sell at a purchase price determined by the Board, which shall not be lower than 85% of Fair Market Value on the date of sale) to Participants shares of Common Stock free of any restrictions under the Plan ("Unrestricted Stock").

         (d) The purchase price for each share of Restricted Stock and Unrestricted Stock shall be determined by the Board of Directors and may not be less than the par value of the Common Stock. Such purchase price may be paid in the form of past services or such other lawful consideration as is determined by the Board.

         (e) The Board may at any time accelerate the expiration of the Restricted Period applicable to all, or any particular, outstanding shares of Restricted Stock.

10.      General Provisions Applicable to Awards

         (a) Applicability of Rule 16b-3. Those provisions of the Plan which make an express reference to Rule 16b-3 shall apply to the Company only at such time as the Company's Common Stock is registered under the Exchange Act, or any successor provision, and then only to Reporting Persons.

         (b) Reporting Person Limitations. Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3, (i) any Option, SAR, Performance Share Award or other similar right related to an equity security issued under the Plan to a Reporting Person shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I or the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder, and shall be exercisable during the Participant's lifetime only by the Participant or the Participant's guardian or legal representative, and (ii) the selection of a Reporting Person as a Participant and the terms of his or her Award shall be determined only in accordance with the applicable provisions of Rule 16b-3.

         (c) Documentation. Each Award under the Plan shall be evidenced by an instrument delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board considers necessary or advisable. Such instruments may be in the form of agreements to be executed by both the Company and the Participant, or certificates, letters or similar documents, acceptance of which will evidence agreement to the terms thereof and of this Plan.

         (d) Board Discretion. Except as otherwise provided by the Plan, each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Board at the time of award or at any time thereafter.

         (e) Termination of Status. Subject to the provisions of Section 6(b)(iv), the Committee shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other termination of employment or other status of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may exercise rights under such Award.

         (f) Mergers, Etc. In the event of a consolidation, merger or other reorganization in which all of the outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity (an "Acquisition") or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions as to outstanding
Awards: (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) on such terms as the Board determines to be appropriate, (ii) upon written notice to Participants, provide that all unexercised Options or SARs will terminate immediately prior to the consummation of such transaction unless exercised by the Participant within a specified period following the date of such notice, (iii) in the event of an Acquisition under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Acquisition (the "Acquisition Price"), make or provide for a cash payment to Participants equal to the difference between (A) the Acquisition Price times the number of shares of Common Stock subject to outstanding Options or SARs (to the extent then exercisable at prices not in excess of the Acquisition Price) and (B) the aggregate exercise price of all such outstanding Options or SARs in exchange for the termination of such Options and SARs, and (iv) provide that all or any outstanding Awards shall become exercisable or realizable in full prior to the effective date of such Acquisition.

         (g) Withholding. The Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Board's discretion, and subject to such conditions as the Board may establish, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

         (h) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or comply with applicable laws.

         (i) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

         (j) Cancellation and New Grant of Options. The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled Options or (ii) the amendment of the terms of any and all outstanding Options under the Plan to provide an option exercise price per share which is higher or lower than the then current exercise price per share of such outstanding Options.

         (k) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan (i) until all conditions of the Award have been satisfied or removed, (ii) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (iii) if the outstanding Common Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance, and (iv) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Common Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Common Stock bear an appropriate legend restricting transfer.

11.      Miscellaneous

         (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or service for the Company. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

         (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the record holder thereof.

         (c) Exclusion from Benefit Computations. No amounts payable upon exercise of Awards granted under the Plan shall be considered salary, wages or compensation to Participants for purposes of determining the amount or nature of benefits that Participants are entitled to under any insurance, retirement or other benefit plans or programs of the Company.

         (d) Effective Date and Term. The Plan shall become effective upon the closing of the Company's initial public offering. No Award granted under the Plan shall become effective until the Plan shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, no Options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. No Award may be made under the Plan after May 7, 2005, but Awards previously granted may extend beyond that date.

         (e) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement. Amendments requiring stockholder approval shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option to a particular Participant) unless and until such amendment shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular Participant.

         (f) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

                         [HALE AND DORR LLP LETTERHEAD]




                                February 11, 1998




BY ELECTRONIC SUBMISSION

Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C., 20549

         Re:     Spyglass, Inc.;
                 Definitive Proxy Materials
                 File No. 0-26074
                 --------------------------

Ladies and Gentlemen:

         Submitted herewith for filing on behalf of Spyglass, Inc. (the "Company"), pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are definitive copies of the Notice of Meeting, Proxy Statement and Form of Proxy used in connection with the Company's Annual Meeting of Stockholders held on February 10, 1998.

         The materials filed herewith include the Form of Proxy and a copy of the Company's 1995 Stock Incentive Plan, as amended, which were inadvertently omitted from the proxy materials of the Company filed with the Commission on December 24, 1997.

         Please contact the undersigned at (617) 526-6158 with any questions you may have regarding this filing.


                                                Very truly yours,

                                                Peter N. Handrinos


Enclosures